QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in Amendment No. 2 to Registration Statement No. 333-116517 of GFI Group Inc. and subsidiaries on Form S-1 of our report dated June 15, 2004 (September 15, 2004 as to Notes 13, 27 and 28) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 27 in the same report), appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated June 15, 2004 (September 15, 2004 as to Note 5) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
September 16, 2004

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM